EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 3, 2015, in the Registration Statement (Form S-1) and related Prospectus of Apex Resources Inc.

/s/ KCC & Associates

Los Angeles, California

September 24, 2015